Distribution Financial Services RV Trust 1999-1
September 15, 2000 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance        $705,886,723.75
Beginning Pool Factor              1.00000000

Distribution Allocable to Principal on Notes
                          Prior                           Current
               Class      Prin.Pymt. $1000 orig.prin.bal. Prin.Pymt $1000 orig.prin.bal.
                A-1           $0.00       0.0000000             $0.00   0.0000000
                A-2           $0.00       0.0000000    $12,382,993.59  54.4238035
                A-3           $0.00       0.0000000             $0.00   0.0000000
                A-4           $0.00       0.0000000             $0.00   0.0000000
                A-5           $0.00       0.0000000             $0.00   0.0000000
                A-6           $0.00       0.0000000             $0.00   0.0000000
                  B           $0.00       0.0000000             $0.00   0.0000000
                  C           $0.00       0.0000000             $0.00   0.0000000

Distribution Allocable to Interest on Notes
                         Prior                          Current
     Class     Rate      Int.Pymt. $1000 orig.prin.bal. Int.Pymt. $1000 orig.prin.bal.
      A-1      4.97%          $0.00       0.0000000         $0.00       0.0000000
      A-2      5.38%          $0.00       0.0000000   $175,297.69       0.7704411
      A-3      5.70%          $0.00       0.0000000   $940,490.50       4.7500000
      A-4      5.84%          $0.00       0.0000000   $937,524.40       4.8666667
      A-5      5.97%          $0.00       0.0000000   $794,616.95       4.9750000
      A-6      6.02%          $0.00       0.0000000   $322,902.77       5.0166667
        B      6.36%          $0.00       0.0000000   $132,500.00       5.3000000
        C      7.23%          $0.00       0.0000000   $120,500.00       6.0250000

Note Balance After Giving Effect to Principal Distribution
               Class Beginning Balance    Pool Factor  Ending Balance   Pool Factor
                A-1             0.00       0.0000000           $0.00    0.0000000
                A-2  $ 39,099,856.51       1.0000000 $ 26,716,862.92  117.4217920
                A-3  $197,998,000.00       1.0000000 $197,998,000.00    1.0000000
                A-4  $192,642,000.00       1.0000000 $192,642,000.00    1.0000000
                A-5  $159,722,000.00       1.0000000 $159,722,000.00    1.0000000
                A-6  $ 64,366,000.00       1.0000000 $ 64,366,000.00    1.0000000
                  B  $ 25,000,000.00       1.0000000 $ 25,000,000.00    1.0000000
                  C  $ 20,000,000.00       1.0000000 $ 20,000,000.00    1.0000000
Servicing Fee                                                                      $294,119.47
Servicing Fee Per $1,000 of Orig.Note                                                0.2941195

Realized Losses                                                                  $1,011,539.04

Reserve Account Balance                                                         $13,867,572.99

Payments Received with Respect to Receivables During Most
Recently Ended Collection Period                                                                     $   16,720,8
          Interest Payments Received                                             $5,232,963.42
          Scheduled Principal Payments Received                                  $3,893,926.86
          Principal Prepayments Received                                         $7,593,961.19

Distribution to Residual Interestholders                                                 $0.00

Noteholders' Interest Carryover Shortfall                                                $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note                            0.0000000

Aggregate Purchase Amounts for Receivables that were purchased
in related Collection Period                                                             $0.00

Ending Pool Balance                                                            $693,378,649.41
Ending Pool Factor                                                                  0.69337629